UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2008

PERFECTENERGY INTERNATIONAL LIMITED
(Exact name of registrant as specified in Charter)

Nevada	000-51704	98-0548438
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 479 You Dong Road,
Xinzhuang Town, Shanghai 201100
People’s Republic of China
(Address of Principal Executive Offices)

(8621) 5488-8436
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Principal Officers and Directors

Effective February 1, 2008, Mr. Diping Zhou resigned as Secretary of Perfectenergy International Limited (the “Registrant”).

There were no disagreements between Mr. Zhou and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Zhou and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he describes the reasons why he disagrees with the disclosures. The Registrant will undertake to file any letter received from Mr. Zhou, if any, as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt.

(c)	Appointment of New Officer

Effective February 1, 2008, Mr. Xiaolin (Edward) Zhuang was appointed as Chief Financial Officer and Secretary of the Registrant.

From May 2007 to the present, Mr. Zhuang served as the China Financial Controller of Synthesis Energy Systems, Inc. From November 2003 to May 2007, Mr. Zhuang served as the Finance Manager and Group Internal Auditor Head for Jebsen & Co. (China) Ltd. & Jebsen & Co. Ltd. Since September 1995, Mr. Zhuang has served as a member of the China Institute of Certified Public Accountants (CICPA). Mr. Zhuang earned his Bachelor’s degree in Economics in 1994 from the Shanghai University of Finance and Economics.

Mr. Zhuang does not hold any other directorship in any other reporting company. Mr. Zhuang has not been, nor is expected to be at this time, appointed to any committee of the board of directors.

There are no family relationships among the Registrant’s directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers.

There are no transactions, since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, other than the employment agreement with Mr. Zhuang (a copy of which shall be filed as an amendment to this Current Report on Form 8-K), in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Other than his employment agreement with the Registrant, there is no material plan, contract or arrangement (whether or not written) to which Mr. Zhuang is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Zhuang or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfectenergy International Limited

Date: February 6, 2008	By:	/s/ Wennan Li
Wennan Li
Chief Executive Officer